EXHIBIT 99.2

NEWS RELEASE
8229 Boone Boulevard, Suite 802 Vienna, VA 22182. USA Telephone (703) 506-9460 www.cel-sci.com	COMPANY CONTACT: Gavin de Windt CEL-SCI Corporation (703) 506-9460

CEL-SCI ANNOUNCES CLOSING OF PUBLIC OFFERING

Vienna, VA, May 23, 2025 – CEL-SCI Corporation (“CEL-SCI” or the “Company”) (NYSE American: CVM), a clinical stage cancer immunotherapy company, today announced the closing of its underwritten public offering of 2,000,000 shares of its common stock at a public offering price of $2.50 per share.  Total gross proceeds from the offering, before deducting the underwriting discount and other offering expenses, were $5,000,000. In addition, the Company has granted the underwriters a 45-day option to purchase up to an additional 190,000 shares to cover over-allotments at the public offering price, less the underwriting discount.

The Company intends to use the net proceeds from this offering to fund the continued development of Multikine*, for general corporate purposes, and working capital.

ThinkEquity acted as the sole book-running manager for the offering.

The securities were offered and sold pursuant to a shelf registration statement on Form S-3 (File No. 333-265995), including a base prospectus, filed with the U.S. Securities and Exchange Commission (the “SEC”) on July 1, 2022 and declared effective on July 15, 2022. The offering was made by means of a written prospectus. A final prospectus supplement and accompanying prospectus describing the terms of the offering has been filed with the SEC on its website at www.sec.gov. Copies of the prospectus supplement and the accompanying prospectus relating to the offering may also be obtained from the offices of ThinkEquity, 17 State Street, 41st Floor, New York, New York 10004.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About CEL-SCI Corporation

CEL-SCI believes that boosting a patient’s immune system before surgery, radiotherapy and chemotherapy have damaged it should provide the greatest possible impact on survival. Multikine is designed to help the immune system "target" the tumor at a time when the immune system is still relatively intact and thereby thought to be better able to mount an attack on the tumor.

Multikine (Leukocyte Interleukin, Injection), given right after diagnosis and before surgery, has been dosed in over 740 patients and received Orphan Drug designation from the FDA for neoadjuvant therapy in patients with squamous cell carcinoma (cancer) of the head and neck. Based on the data from the completed randomized controlled Phase 3 study, the FDA concurred with CEL-SCI’s target patient selection criteria and gave the go-ahead to conduct a confirmatory Registration Study. The study will enroll 212 newly diagnosed locally advanced primary treatment naïve resectable head and neck cancer patients with no lymph node involvement (determined via PET scan) and with low PD-L1 tumor expression (determined via biopsy), representing about 100,000 patients annually.

The Company has operations in Vienna, Virginia, and near/in Baltimore, Maryland.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. When used in this press release, the words "intends," "believes," "anticipated," "plans" and "expects," and similar expressions, are intended to identify forward-looking statements. Such statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected. Such statements include, but are not limited to, statements about the use of proceeds and closing of the offering. Factors that could cause or contribute to such differences include an inability to duplicate the clinical results demonstrated in clinical studies, timely development of any potential products that can be shown to be safe and effective, receiving necessary regulatory approvals, difficulties in manufacturing any of the Company's potential products, inability to raise the necessary capital and the risk factors set forth from time to time in CEL-SCI's filings with the Securities and Exchange Commission, including but not limited to its report on Form 10-K for the year ended September 30, 2024. The Company undertakes no obligation to publicly release the result of any revision to these forward-looking statements which may be made to reflect the events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as may be required under applicable securities law.

* Multikine (Leukocyte Interleukin, Injection) is the trademark that CEL-SCI has registered for this investigational therapy. This proprietary name is subject to FDA review in connection with the Company's future anticipated regulatory submission for approval. Multikine has not been licensed or approved for sale, barter or exchange by the FDA or any other regulatory agency. Similarly, its safety or efficacy has not been established for any use.